UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 28, 2011, Wells Core Office Income REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through Wells Core REIT - Franklin Center, LLC, a wholly owned subsidiary of Wells Core Office Income Operating Partnership, L.P., our operating partnership, and Wells Core REIT TRS, LLC, acquired all of the outstanding common units in The Point at Clark Street REIT, LLC ("Franklin Center REIT"), a Maryland corporation qualifying as a real estate investment trust that owns a seven-story office building in Columbia, Maryland (the "Franklin Center Building"), for approximately $65.0 million, exclusive of closing costs. The acquisition of Franklin Center REIT was funded with proceeds from a $300.0 million secured revolving credit facility and proceeds raised from our ongoing public offering. Franklin Center REIT was acquired from Principal Enhanced Property Fund, L.P., a Delaware limited partnership, which is not affiliated with us, Wells Core Office Income REIT Advisory Services, LLC (the “Advisor”), or an affiliate of the Advisor. After completion of the transaction, various unrelated unit holders continued to hold 110 units of Franklin Center REIT's preferred units, which represent an ownership interest of approximately 0.08%.

Franklin Center REIT owns all of the membership interests in Franklin Center, LLC, a Delaware limited liability company that owns the Franklin Center Building. The Franklin Center Building, which was built in 2008 and is located on approximately 14.96 acres, contains approximately 200,600 aggregate rentable square feet. The Franklin Center Building is 100% leased to two tenants and is anchored by SAIC, Inc. (“SAIC”), which leases approximately 99% of the building. SAIC is a provider of scientific, engineering, systems integration and technical services and solutions in such areas as national security, intelligence and homeland defense. The Franklin Center Building is the home for SAIC's Cyber Innovations Center.

The current aggregate annual base rent is approximately $5.6 million. The current weighted-average rental rate over the lease terms is approximately $30.20 per square foot. The current weighted-average remaining lease term is approximately eight years. SAIC has the option to renew the term of its lease for three additional five-year periods at the then-current market rate. SAIC also has two one-time rights to give back one full floor by providing nine months notice and paying a contraction penalty determined by the floor vacated. The first contraction option date is December 31, 2014 and requires a penalty ranging from $0.7 million to $1.0 million. The second contraction option date is December 31, 2017 and requires a penalty ranging from $0.3 million to $0.4 million.

Based on the current condition of the Franklin Center Building, we do not believe it will be necessary to make significant renovations to the Franklin Center Building. Our management believes that the Franklin Center Building is adequately insured.
Item 9.01. Financial Statements and Exhibits
(a)     Financial Statements.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 8, 2012, by amendment to this Form 8-K.
(b)     Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: December 28, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

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